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                          SUBSIDIARIES OF THE COMPANY
                          --------------------------

     Name of Subsidiary                      Jurisdiction of Incorporation
     ------------------                      -----------------------------

Aiken Regional Medical Centers, Inc.                South Carolina

The Alliance for Creative Development, Inc.         Pennsylvania

The Arbour, Inc.                                    Massachusetts

Arbour Elder Services, Inc.                         Massachsetts

Arkansas Surgery Center of Fayetteville, L.P.       Arkansas

ASC of Clarkston, Inc.                              Michigan

ASC of Corona, Inc.                                 California

ASC of Las Vegas, Inc.                              Nevada

ASC of Littleton, Inc.                              Colorado

ASC of Midwest City, Inc.                           Oklahoma

ASC of New Albany, Inc.                             Indiana

ASC of Palm Springs, Inc.                           California

ASC of Ponca City, Inc.                             Oklahoma

ASC of Springfield, Inc.                            Missouri

ASC of St. George, Inc.                             Utah

Auburn Regional Medical Center, Inc.                Washington

Bluegrass Regional Cancer Center, L.L.P.            Kentucky

The BridgeWay, Inc.                                 Arkansas

Chalmette Medical Center, Inc.                      Louisiana

Children's Hospital of McAllen, Inc.                Texas

Children's Reach, L.L.C.                            Pennsylvania
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Choate Health Management, Inc.                      Massachusetts

Choate Mental Health Center, Inc.                   Massachusetts

Comprehensive Occupational
 and Clinical Health, Inc.                          Delaware

Contemporary Physician Services, Inc.               Texas

Del Amo Hospital, Inc.                              California

District Hospital Partners, L.P.                    District of Columbia

Doctors' General Hospital, Ltd.                     Florida

Doctors' Hospital of Shreveport, Inc.               Louisiana

Eye West Laser Vision, L.P.                         Delaware

Forest View Psychiatric Hospital, Inc.              Michigan

Glen Oaks Hospital, Inc.                            Texas

Health Care Finance & Construction Corp.            Delaware

HRI Clinics, Inc.                                   Massachusetts

HRI Hospital, Inc.                                  Massachusetts

Hope Square Surgical Center, L.P.                   Delaware

Inland Valley Regional Medical Center, Inc.         California

Internal Medicine Associates
 of Doctors' Hospital, Inc.                         Louisiana

La Amistad Residential Treatment Center, Inc.       Florida

Laredo Holdings, Inc.                               Delaware

Laredo Regional, Inc.                               Delaware

Laredo Regional Medical Center, L.P.                Delaware

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Madison RadiationOncology Associates, L.L.C.        Indiana

Manatee Memorial Hospital, L.P.                     Delaware

McAllen Holdings, Inc.                              Texas

McAllen Medical Center, Inc.                        Texas

McAllen Medical Center, L.P.                        Delaware
 (d/b/a Edinburg Regional Medical Center
  and McAllen Medical Center)

McAllen Medical Center Foundation (Non-Profit)      Texas

McAllen Medical Center
 Physicians Group, Inc. (Non-profit)                Texas

Meridell Achievement Center, Inc.                   Texas

Merion Building Management, Inc.                    Delaware

Nevada Radiation Oncology Center-West, L.L.C.       Nevada

New Albany Outpatient Surgery, L.P.                 Delaware
 (d/b/a Surgical Center of New Albany)

Northern Nevada Medical Center, L.P.                Delaware
 (d/b/a Northern Nevada Medical Center)

Northwest Texas Healthcare System, Inc.             Texas

The Pavilion Foundation                             Illinois

Pueblo Medical Center, Inc.                         Nevada

Professional Surgery Corporation of Arkansas        Arkansas

Radiation Therapy Associates of California, L.L.C.  California

Radiation Therapy Medical Associates
 of Bakersfield, P.C.                               California

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RCW of Edmond, Inc.                                 Oklahoma

Relational Therapy Clinic, Inc.                     Louisiana

Renaissance Women's Center of Austin, L.L.C.        Delaware

Renaissance Women's Center of Edmond, L.L.C.        Oklahoma

River Crest Hospital, Inc.                          Texas

River Oaks, Inc.                                    Louisiana

River Parishes Internal Medicine, Inc.              Louisiana

SOSC, Inc.                                          New Hampshire

Sparks Family Hospital, Inc.                        Nevada

St. George Surgical Center, L.P.                    Delaware
 (d/b/a St. George Surgery Center)

St. Louis Behavioral Medicine Institute, Inc.       Missouri

Summerlin Hospital Medical Center, LLC              Delaware

Summerlin Hospital Medical Center, L.P.             Delaware

Surgery Center of Corona, L.P.                      Delaware
 (d/b/a Surgery Center of Corona)

Surgery Center of Littleton, L.P.                   Delaware
 (d/b/a Littleton Day Surgery Center)

Surgery Center of Midwest City, L.P.                Delaware
 (d/b/a Surgery Center of Midwest City)

Surgery Center of Ponca City, L.P.                  Delaware
 (d/b/a Outpatient Surgical Center of Ponca City)

Surgery Center of Springfield, L.P.                 Delaware
 (d/b/a Surgery Center of Springfield)

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Surgery Center of Waltham, Limited Partnership      Massachusetts
 (d/b/a Surgery Center of Waltham)

Tonopah Health Services, Inc.                       Nevada

Turning Point Care Center, Inc.                     Georgia
 (d/b/a Turning Point Hospital)

Two Rivers Psychiatric Hospital, Inc.               Delaware

UHS Advisory, Inc.                                  Delaware

UHS of Belmont, Inc.                                Delaware

UHS of Bethesda, Inc.                               Delaware

UHS of Columbia, Inc.                               District of Columbia

UHS Croyden Limited                                 United Kingdom

UHS of D.C., Inc.                                   Delaware

UHS of Delaware, Inc.                               Delaware

UHS of Fayetteville, Inc.                           Arkansas

UHS of Florida, Inc.                                Florida

UHS of Fuller, Inc.                                 Massachusetts

UHS of Hampton, Inc.                                New Jersey

UHS of Hampton Learning Center, Inc.                New Jersey

UHS of Hartgrove, Inc.                              Illinois

UHS Holding Company, Inc.                           Nevada

UHS International Limited                           United Kingdom

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UHS of Lakeshore, Inc.                              Illinois

UHS Las Vegas Properties, Inc.                      Nevada

UHS Leasing Company, Limited                        United Kingdom

UHS London Limited                                  United Kingdom

UHS Midwest Center for Youth and Families, Inc.     Indiana

UHSMS, Inc.                                         Delaware

UHS of Manatee, Inc.                                Florida

UHS of New Orleans, Inc.                            Louisiana
 (d/b/a Chalmette Hospital
  and River Parishes Hospital)

UHS of Odessa, Inc.                                 Texas

UHS of Pennsylvania, Inc.                           Pennsylvania

UHS of Plantation, Inc.                             Florida

UHS of Puerto Rico, Inc.                            Delaware

UHSR Corporation                                    Delaware

UHS of Riveredge, Inc.                              Illinois

UHS Receivables Corp.                               Delaware

UHS Recovery Foundation, Inc.                       Pennsylvania

UHS of River Parishes, Inc.                         Louisiana

UHS of Timberlawn, Inc.                             Texas

UHS of Waltham, Inc.                                Massachusetts

Universal Health Network, Inc.                      Nevada

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Universal Health Pennsylvania Properties, Inc.      Pennsylvania

Universal Health Recovery Centers, Inc.             Pennsylvania
 (d/b/a UHS KeyStone Center)

Universal Health Services of Cedar Hill, Inc.       Texas

Universal Health Services of Concord, Inc.          California

Universal Probation Services, Inc.                  Georgia

Universal Treatment Centers, Inc.                   Delaware

Valley Health System, LLC                           Delaware

Valley Hospital Medical Center, Inc.                Nevada

Valley Surgery Center, L.P.                         Delaware
 (d/b/a Goldring Surgery Center)

Victoria Regional Medical Center, Inc.              Texas

Wellington Physician Alliances, Inc.                Florida

Wellington Regional Medical Center Incorporated     Florida

Westlake Medical Center, Inc.                       California